MORGAN STANLEY INSTITUTIONAL FUND, INC.

OPPORTUNITY PORTFOLIO

IMPORTANT “ADJOURNMENT” NOTICE:

Please exercise your right to vote as soon as possible!

Dear Stockholder:

The Special Meeting of Stockholders originally scheduled for September 25, 2015 has been adjourned to November 6, 2015, at 522 Fifth Avenue, 3rd Floor, New York, NY 10036. This letter was sent because you held shares in the fund on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE “FOR” THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS AND ELIMINATES PHONE CALLS

Please vote using one of the following options:

1.              VOTE ONLINE

Log on to the website listed on your proxy card.  Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.              VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.              VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

4.              SPEAK WITH A PROXY SPECIALIST

Call 1-866-865-3117 to speak to a live proxy specialist.  We can answer your questions and record your vote.

5.              Attend the adjourned Special Meeting of Stockholders on November 6, 2015.

The proxy materials we sent you contain important information regarding the proposals that you and other stockholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the fund’s proxy solicitor, toll free at 1-866-865-3117.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.